EXHIBIT 10.42

                            Equipment Blanket Service
                                    Agreement

                                       For
                             Dillon Companies, Inc.
                        dba King Soopers and City Market
                                    65 Tejon
                                Denver, CO 80223










                                  Presented by
                          OneSource Technologies, Inc.
                              7419 East Helm Drive
                              Scottsdale, AZ 85260
                         800-279-0859 o 480-889-1166 fax

ONESOURCE TECHNOLOGIES, INC. ("ONESOURCE") hereby agrees to provide, and the DILLON COMPANIES INC. dba KING SOOPERS and CITY MARKET ("CLIENT") hereby agrees to accept maintenance service as described in Attachment A for the equipment specified and listed in accordance with the terms and conditions contained hereinafter in this Agreement.

1.   General
     -------

     This is a flat rate contract that covers ("Blankets") all equipment types specified on Attachment A, Equipment Inventory based on equipment counts determined via an inventory provided by the CLIENT. If equipment is added to the inventory during the contract period, ONESOURCE will cover it without increasing the contract amount. New store locations will be added to the Agreement by Addendum at the monthly rate specified in Attachment A. If equipment is deleted from the inventory during the contract period, there is no change in the contract amount. During the contract period ONESOURCE and the CLIENT each agree to endure the risk of equipment movements and changes. Annually ONESOURCE will update the inventory and make appropriate adjustments to reflect actual equipment count. The only caveat to the fixed-count-fee will be major equipment realignments like branch or department dissolution or additions and acquisitions.

2.   Scope of Work and Contract Fees
     -------------------------------

     The scope of work is performed on a flat rate basis and includes labor, parts and travel to maintain all the equipment items specified in Attachment A based on an inventory provided by the CLIENT. Fees - The Total Annual Contract Fee is outlined in Attachment A. The contract and fees will be reviewed and adjustments made annually, as agreed upon by both parties. Further, the proposed amount assumes all equipment items are in satisfactory working condition. In the event CLIENT acquires new locations or adds new style equipment to the Agreement, OneSource agrees to inspect all equipment within forty five (45) days and will perform any repair work required to bring equipment into good working order according to factory specifications. There is no labor charge for this inspection, but any parts or supplies required will be billed to The CLIENT as agreed upon by both parties prior to any repairs. Service provided by this Agreement is described in Attachment A and includes:

a)   Labor for:

     o    Adjustments
     o Repairs and replacement of damaged and/or inoperative parts necessitated by normal use of the equipment
     o    Lubrication; and
     o Cleaning as determined appropriate and necessary by authorized ONESOURCE service representatives during service calls.

b)   Replacement parts required by normal use of the equipment; and,

c) Travel -Transportation and related technician travel costs to the equipment site.

3.   Terms and Conditions
     --------------------

Time and Material Prices
     In the event that ONESOURCE is called upon to service and/or repair equipment items not covered by this Agreement or its addendums, ONESOURCE will charge on a Time and Materials basis.

     Labor Rates are negotiable per hour depending on the equipment type.

     Trip Charges - Technician Trip charges are determined from the technician's point of origin to the site of repair. Charges will be assessed as follows:

           Up to fifty (50) miles waived Each additional fifty (50) mile increment or portion thereof - $25.00

     Parts are billed separately. A 30-day service warranty is included for all repaired and/or serviced equipment items.

4.   Staff, Business Qualifications And Training
     -------------------------------------------

     ONESOURCE agrees to provide qualified service technicians who:

     o Are adequately insured; each technician is covered by $2 million of general liability insurance and $100/$300 thousand auto liability insurance.
     o    Can lucidly communicate in English.
     o    Carry authorized ONESOURCE id badges.
     o ONESOURCE carries an additional $2 million liability umbrella policy and actual cash value baileys insurance for CLIENT equipment items in its possession.
     o ONESOURCE maintains Worker's Compensation insurance on all employees in accordance with government requirements.
     o ONESOURCE shall document the appropriate terms and conditions of this Agreement and review in detail with each Field Service Representative
          (FSR). Each FSR will receive a copy and, by signature of acceptance, acknowledge receipt and complete understanding.

5.   Service Call Dispatch Process
     -----------------------------

     ONESOURCE will work with CLIENT representatives to define and implement appropriate dispatching procedures. The CLIENT will contact ONESOURCE on a dedicated 800 number phone line or via web site call placement. Information provided to ONESOURCE:

     o    Store Number
     o    Equipment Type, Make, and Model
     o    Equipment location, i.e. deli, office, lane number
     o    Nature of problem
     o    Store contact and phone number

     Call Escalation -

     Attachment B details the Call Escalation procedure. The Call Escalation procedure ensures that appropriate steps will be taken and that both the Client and OneSource Management are consulted and kept informed of maintenance status.

6.   Service Hours
     -------------
     See details listed in Attachment A

7.   Preventative Maintenance

     Preventative Maintenance field procedures consist of an initial assessment and diagnoses of the overall operating performance of the equipment item, followed by adjustments to bring the machine in concert with OEM specified tolerances and, as applicable, oiling, lubricating and cleaning of the machine.

     Initial Implementation Phase: ONESOURCE schedules "wholesale" Preventative Maintenance on a location-by-location basis, where service technicians visit sites for the sole purpose of performing Preventative Maintenance for all covered equipment.

     Continuation Phase: Technician performs Preventative Maintenance on a continual basis at all CLIENT sites.


8.   Response Time
     -------------

     o Mission Critical Systems are defined as those components in Attachment A requiring two (2) hour response.
     o Non Mission Critical Systems are defined as those components in Attachment A requiring four (4) hour response.
     o The Measurement period for determination of potential penalties is defined as a calendar month.
     o Service calls requiring data backup and/or system restores may be exempt from these time commitments as mutually agreed upon by appropriate level Client and OneSource Management.

     Penalties - Reports will be made available to Client on a monthly basis to include a breakdown of the average time to complete all Client placed service calls. In the event the average exceeds two-and-one-quarter (2-1/4) hours for Mission Critical Systems or four-and-one-half (4-1/2) hours for Non Mission Critical Systems, OneSource is subject to a penalty of $1,250.00. This penalty shall be reflected in the next monthly billing cycle in the form of a credit.

9.   Billing
     -------

     CLIENT agrees to pay one twelfth (1/12) of the annual contract fee to OneSource due on the fifteenth of the preceding month.

     The contract and fees will be reviewed and adjustments made annually, as agreed upon by both parties.

10.  Reporting
     ---------

     The Client will have access to Client specific data via the OneSource web page. Information available includes:

     o    Open Calls Report
     o    Complete information of each closed call during the past 30 days
     o    Total number of service calls

     In addition to web available information, OneSource will provide Equipment specific service history. Frequency and equipment to be determined on a case by case basis. The information available shall be modified and further developed as mutually agreed upon by Client and OneSource Management.

11.  Limitations


     Classification of all items within this Section 11 - Limitations, shall be mutually determined by Client Management and OneSource National Field Service Manager.


     Consumable Items: The contract does not include replacement of consumable (supply) items. These items will be billed separately. Manufacturer guidelines determine repair parts from consumable supply items. Consumable parts (supplies) are generally defined as those that wear out and/or require periodic replacement as a result of day-to-day use, wear and tear. Any part, module, component assembly, cartridge, service manual or unit designed by the manufacturer to be replaced by the operator is considered a supply item. See Attachment C for Consumable Guidelines. The following are not general defined as consumable items and are covered: exterior covers, brackets, supports, cassettes, trays, doors, panels or hinges.

     Damage to Equipment items detailed in Attachment A or parts to such equipment necessitated by or arising out of CLIENT misuse, abuse, negligence or causes beyond ONESOURCE control, including but not limited to theft, fire, or acts of God are not covered by this Agreement and accordingly, all labor, parts and other costs required as a result of such factors will be accumulated to the end of each Client fiscal period.

     Equipment Alterations and Modifications must be approved and/or recommended by the manufacturer of that equipment. ONESOURCE will not alter or modify equipment at the request of the operator nor will ONESOURCE be responsible for supporting the use of equipment that is being used outside the manufacturer's design specifications.

     Technology and Obsolescence. ONESOURCE cannot be held liable for the unavailability of parts due to: equipment age; technology changes; manufacturer availability or reliability; or, any other factor beyond its control. If it is determined that parts or supplies for equipment under contract are no longer available to ONESOURCE, the CLIENT representative will be notified that the equipment will no longer be serviced, and appropriate adjustments will be made as appropriate to Equipment Inventory and corresponding fees.

     Excessive Repair Costs - ONESOURCE reserves the right to deem any equipment not repairable if repair cost exceeds fifty percent (50%) of the cost for a new equivalent piece of equipment. If this decision is made, ONESOURCE will inform the CLIENT before any other action or repair is started.

     Accidental Damage - Service calls placed due to occasional CLIENT customer's acts or omissions including but not limited to "spilling soda on a keyboard," or "crashing a cart into a credit card reader" will not be considered operator error, and accordingly, would be covered under this Agreement.

12.  Equipment Reconditioning
     ------------------------

     When ONESOURCE determines a shop reconditioning is necessary to keep the equipment in appropriate working condition, ONESOURCE will submit to the CLIENT an estimate of needed repairs and the cost thereof. Billing for these repairs will be invoiced separately. If CLIENT does not authorize such reconditioning, ONESOURCE may, at its option discontinue service of the equipment item.

13.  Loaner Equipment
     ----------------

     In the event that it is determined a piece of equipment should be removed to the OneSource Service Facility for repair and/or reconditioning the following procedure will be used:

     o Appropriate King Soopers Support Management will be contacted and approval obtained.
     o Loaner equipment to be deployed will be approved by the appropriate Manager.
     o In the case of networked equipment, OneSource will work with the appropriate Support group to correctly implement network address.
     o Loaner equipment will be compatible and will be functionally equivalent to the equipment it is replacing.
     o    Loaner equipment will not be used as a permanent replacement.

14.  Term and Renewal
     ----------------

     Coverage Period -The term of this Agreement shall be from 02/01/2004 TO 01/31/2005.
     The Annual Contract Fee for Year One is reflected in Attachment A.
     No less than Ninety (90) days prior to contract anniversary date, OneSource and CLIENT will mutually create a revised Attachment A, Equipment Inventory and corresponding Total Annual Contract Fee.
     Agreement Cancellation - During the first ninety (90) days of this Agreement, neither party, ONESOURCE or The CLIENT, may cancel this Agreement. Thereafter, either party to this Agreement may terminate the Agreement at any time by delivering written notice to the other party sixty
     (60) days prior to the intended termination date. In the event this Agreement is terminated, the unused balance of the Annual Contract Fees, as specified in Attachment A, will be prorated and refunded to the CLIENT.

     Termination for Cause - Either party may terminate this Agreement: (1) with thirty (30) days written notice to the other in the event that (a) the other party is in breach of this Agreement and such breach has not been cured within thirty (30) days after written notice thereof to such other party or (b) if a court of competent jurisdiction issues a final order or judgment which holds that this Agreement or the Services offered hereunder are in violation of the law, or if a party is required to terminate any of the Services of this Agreement by law or regulation.

     Disclaimer and Limitation of Liability Notwithstanding negligence, omissions or criminal acts, OneSource will not be liable for any loss of data, lost profits, lost savings or other consequential damages, except as expressly provided herein, OneSource disclaims all other warranties, express or implied, including any implied warranty of merchant-ability, fitness for use or fitness for a particular purpose other than those set forth herein.15. Governing Law This Agreement shall be governed by and construed according to the laws of the State of Colorado.

16.  Dispute Resolution
     ------------------

     All disputes relating to this contract will be resolved by arbitration. Disputes shall be submitted to a panel of three (3) arbitrators, with each party choosing one (1) panel member and the third member chosen by the first two (2) panel members. The proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award of the arbitrators shall include a written explanation of their decision and shall be binding upon the Parties and enforceable in any court of competent jurisdiction.


17.  Indemnification
     ---------------

     ONESOURCE agrees to defend, indemnify and hold harmless CLIENT and its officers, directors, customers, employees, agents and affiliates from all claims, losses, damages, judgments, liabilities, obligations, costs and expenses, including attorney's fees and costs, directly or indirectly incurred by CLIENT as a result of ONESOURCE or its employees or agents negligence, intentional act or omission, breach of this Agreement or ONESOURCE's alleged failure to comply with the requirements of applicable laws and regulations. In addition, ONESOURCE shall, at its own expense, defend and hold CLIENT harmless against any and all claims, losses, damages, judgments, costs and expenses, including attorney's fees, in any action taken by or against ONESOURCE.

     This section shall survive any termination or expiration of this Agreement.

18.  Severability
     ------------

     Should any provision of this Agreement contravene any law or valid regulation or rule of any regulatory agency or self-regulatory body having jurisdiction over either party hereto, or should any provision of the Agreement otherwise be held invalid or unenforceable by a court of other body of competent jurisdiction, then each such provision will be automatically terminated and performance thereof by both parties waived, and all other provisions of this Agreement will remain in full force and effect. The parties will use their best efforts to agree upon a non-violating provision, which will serve the parties' intent to substitute for the provision terminated pursuant hereto.

19.  Assignment
     ----------

     Neither party may assign this Agreement without the prior written consent of the other, which will not be unreasonably withheld, and any non-approved assignment shall be null and void, except that CLIENT may assign this Agreement without such approval to any parent, subsidiary, affiliate or other responsible party in case of merger or acquisition. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

20.  Exclusive Agreement
     -------------------

     This Agreement, which includes all attachments and exhibits, constitutes the complete and exclusive understanding of the parties hereto and Supersedes all other oral or written communications and any prior Agreements between ONESOURCE and the CLIENT relating to the maintenance service of CLIENT equipment. In order to be binding on the parties, any modification to this Agreement must be made in writing and acknowledged (signed) by both parties to the Agreement.




Executed this          day of                                2003.
              --------        ------------------------------



 ONESOURCE TECHNOLOGIES, INC.                 DILLON COMPANIES, INC.
                                              dba King Soopers and City Market


------------------------------                --------------------------------
By                                            By

------------------------------                --------------------------------
Printed Name and Title                        Printed Name and Title

                                  ATTACHMENT B
                   TO THE EQUIPMENT BLANKET SERVICE AGREEMENT
                                     BETWEEN
                          ONESOURCE TECHNOLOGIES, INC.
                                       AND
                              DILLON COMPANIES INC.
                        DBA KING SOOPERS AND CITY MARKET
                            CALL ESCALATION PROCEDURE

MISSION CRITICAL EQUIPMENT: (2 Hr Response)

1.   Technician will notify dispatch upon arrival at the location

2.   1 hour after arrival: Technician will notify Dispatch if solution has not been determined.

     Dispatch: A. Provide technical assistance/guidance to technician
               B. Notify OneSource Service Specialist.

3.   2 hours: Technician will contact Dispatch with status.

     Dispatch: A. Will contact the appropriate King Soopers System
                  Support person through the Kroger Help Desk.
                  1-800-952-8889

                  OneSource National Service Manger (NSM) will be notified.

                  Determination will be made to provide necessary level of assistance to facilitate timely resolution. NSM will notify Client management as to status and expected resolution..

4. Kroger Help Desk and King Soopers Support person will be notified upon completion of repairs.

NON MISSION CRITICAL EQUIPMENT: (4 Hr Response)

1. Dispatch will notify the appropriate King Soopers Support Manager via email with status of calls that are unresolved after 24 business hours. Notification will include reason for incomplete status. The new completion time will be included in this email.

King Soopers Support Managers

POS SUPPORT:          Ron Nissen,   Ron.Nissen@kingsoopers.com
UNIX SUPPORT:      Mike Colianna,   Mike.Colianna@kingsoopers.com
NETWORK SUPPORT:     Dwight Cole,   Dwight.cole@kingsoopers.com

Additional Distribution as Agreed Upon By Client and OneSource Management.

                                  ATTACHMENT C
                       TO THE EQUIPMENT SERVICE AGREEMENT
                                     BETWEEN
                          ONESOURCE TECHNOLOGIES, INC.
                                       AND
                              DILLON COMPANIES INC.
                        dba KING SOOPERS and CITY MARKET
                              Consumable Guidelines


The following examples are provided as a general guide for identifying consumable customer supplied items:

1. Laser Printers:           a.   Toner Cartridges.
                             b.   Imaging supplies
                             c.   Maintenance Kits
                             d.   Function Upgrades
                             e.   Font cards

2. IBM 4610 lane Printers:   a.   MICR ribbons

3. Impact Report Printers:   a.   Paper

4. Vericash:                 a.   Cash Pans
                             b.   Encoder ribbons
                             c.   Paper supplies
                             d.   Software
                             e.   Document guides

5. Facsimile equipment:      a.   Paper supplies
                             b.   Toner/Ink
                             c.   Imagining supplies

6. Computers:                a.   Software
                             b.   Media

7. Check Encoders:           a.   Ribbons
                             b.   Trays
                             c.   Paper supplies
                             d.   Programming. Edit of existing function
                                  included in contract. Reprogramming,
                                  adding functions included and
                                  are considered a consumable.
                             e.   Document guides
                             f.   Proms or Eproms that are function upgrades.

                                  ATTACHMENT A
                               EQUIPMENT INVENTORY
       TO EQUIPMENT SERVICE AGREEMENT BETWEEN ONESOURE TECHNOLOGIES, INC.
          AND DILLON COMPANIES, INC. dba KING SOOPERS and CITY MARKET



Qty    Loc  Category Equipment                Type of        Hours of Coverage      Response Time*
---------------------                         Service
POINT OF SALE - LANES - BASE UNITS, SERVERS, SERVER MONITORS, THERMAL PRINTERS
---------------------
276    CM/KS POS     Server                     Parts, Labor  24 hours 7 days/week  2 business hours
---------------------
276    CM/KS POS     Monitor                    Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------
2198   CM/KS POS     Base unit                  Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------
2198   CM/KS POS     Thermal Printer            Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------

POINT OF SALE - OTHER ITEMS
---------------------
575    CM/KS POS/ISP Line Printer               Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------
1415   CM/KS POS     Scanner/Scale              Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------
1243   CM/KS POS     Flat Screen                Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------
806    CM/KS POS     Hand Scanner               Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------


PERIPHERALS
---------------------
2660   CM/KS POS     CAT                        Parts, Labor  9am-6pm 7days/week    9am-6pm 7days/week
---------------------
98     KS    ISP     Laser Printers DH Printers Parts, Labor  9am-6pm 7days/week    9am-6pm 7days/week
---------------------
138    KS    ISP     Laser Printers DH printers Parts, Labor  9am-6pm 7days/week    9am-6pm 7days/week
---------------------
72     CM    ISP     Laser Printers DH printers Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------
188    KS    ISP     RX Laser Printers RX       Parts, Labor  Hours Open 7days/week 4 business hours
---------------------
70     CM    ISP     RX Laser Printers RX       Parts, Labor  Hours Open 7days/week 4 business hours
---------------------
915    CM/KS ISP     Dumb Terminals             Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------
294    CM/KS ISP     Video Hand Scanners        Labor         9am-6pm 7days/week    4 business hours
---------------------
80     CM    Other   Fax / Multi Func           Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------
38     CM    PC      Bakery PC                  Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------
138    CM/KS PC      CBT PC                     Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------
1      CM/KS POS     UPS                        Admin         n/a                     Monthly

---------------------
138    CM/KS PC      UPS                        Labor         9am-6pm 7days/week    4 business hours
---------------------
138    CM/KS ISP     UPS                        Labor         9am-6pm 7days/week    4 business hours
---------------------
12     CM    BANK    Vericash System            Parts, Labor  9am-9pm 7days/week   *2  business hours
---------------------
98     KS    BANK    Vericash System            Parts, Labor  9am-9pm 7days/week   *2  business hours
---------------------
50     CM/KS BANK    Misc Encoders              Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------
12900  CM/KS PC      Patch Cords                Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------
400    CM/KS ISP     Switches/Hubs              Labor         24 hours 7 days/week *2  business hours
---------------------
176    KS    RX      Pharm Safe Sys             Labor         9am-6pm 7days/week    4 business hours
---------------------
46     CM/KS POS     Radiant                    Labor         9am-6pm 7days/week    4 business hours
---------------------
352    CM/KS ISP     Access Point               Labor         9am-6pm 7days/week    4 business hours
---------------------
106    CM/KS POS     Wireless Card              Labor         9am-6pm 7days/week    4 business hours
---------------------
1243   CM/KS POS     Wireless hand scanners     Labor         9am-6pm 7days/week    4 business hours
---------------------
85     CM/KS POS     E-Funds Check equipment    Labor **      9am-6pm 7days/week    4 business hours
---------------------
24     CM/KS POS     Wireless cards for Scales  Labor         9am-6pm 7days/week    4 business hours

---------------------
98     KS    POS     Bakery PC                  Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------
138    KS/CM ISP     Monitor only               Parts, Labor  9am-6pm 7days/week    4 business hours
---------------------


                                  ATTACHMENT A
                               EQUIPMENT INVENTORY
       TO EQUIPMENT SERVICE AGREEMENT BETWEEN ONESOURE TECHNOLOGIES, INC.
          AND DILLON COMPANIES, INC. dba KING SOOPERS and CITY MARKET

                                   CONTINUED

Qty    Loc  Category Equipment
---------------------                                         Make                Model             OneSource   OneSource Extended
POINT OF SALE - LANES - BASE UNITS, SERVERS,                                                        Unit Price        Price
                        SERVER MONITORS, THERMAL PRINTERS
---------------------
276    CM/KS POS     Server                                   IBM                 NetFinity 3000     $ 250.00      $ 69,000.00
---------------------
276    CM/KS POS     Monitor                                  IBM                 G54                 $ 75.00      $ 20,700.00
---------------------
2198   CM/KS POS     Base unit                                IBM                 4964-245           $ 175.00     $ 384,650.00
---------------------
2198   CM/KS POS     Thermal Printer                          IBM                 4610 - TI4          $ 75.00     $ 164,850.00
---------------------
                                                              SUB TOTAL POS                                       $ 639,200.00
POINT OF SALE - OTHER ITEMS
---------------------
575    CM/KS POS/ISP Line Printer                             Lexmark             2380 / 2400         $ 75.00      $ 43,125.00
---------------------
1415   CM/KS POS     Scanner/Scale                            Mag/oth             various            $ 155.00     $ 219,325.00
---------------------
1243   CM/KS POS     Flat Screen                              IBM                 9511/9483          $ 100.00     $ 124,300.00
---------------------
806    CM/KS POS     Hand Scanner                             Welch Allyn         11 LB 3800          $ 75.00      $ 60,450.00
---------------------
                                                              SUB TOTAL POS OTHER                                 $ 447,200.00
                                                              TOTAL POS + POS OTHER                             $ 1,086,400.00
PERIPHERALS
---------------------
2660   CM/KS POS     CAT                                      Verifone            Omni 490           $ 105.00     $ 279,300.00
---------------------
98     KS    ISP     Laser Printers DH Printers               Hewlett-Packard     HP 4050            $ 250.00      $ 24,500.00
---------------------
138    KS    ISP     Laser Printers DH printers               Hewlett-Packard     HP 4200            $ 250.00      $ 34,500.00
---------------------
72     CM    ISP     Laser Printers DH printers               Various             Various            $ 275.00      $ 19,800.00
---------------------
188    KS    ISP     RX Laser Printers RX                     Various             Various            $ 250.00      $ 47,000.00
---------------------
70     CM    ISP     RX Laser Printers RX                     Various             Various            $ 275.00      $ 19,250.00
---------------------
915    CM/KS ISP     Dumb Terminals                           Wyse/NCR            50/55/60 & 2900    $ 185.00     $ 169,275.00
---------------------
294    CM/KS ISP     Video Hand Scanners                      NCR                 7890 Mod 200        $ 90.00      $ 26,460.00
---------------------
80     CM    Other   Fax / Multi Func                         Various             Various             $ 75.00       $ 6,000.00
---------------------
38     CM    PC      Bakery PC                                Various             Various            $ 160.00       $ 6,080.00
---------------------
138    CM/KS PC      CBT PC                                   Various             Various            $ 130.00      $ 17,940.00
---------------------
1      CM/KS POS     UPS                                      Administration/
                                                              Shipping receiving                    $1,200.00       $ 1,200.00
---------------------
138    CM/KS PC      UPS                                      APC                 1400VA             $ 100.00      $ 13,800.00
---------------------
138    CM/KS ISP     UPS                                      APC                 750VA               $ 70.00       $ 9,660.00
---------------------
12     CM    BANK    Vericash System                          Various             Various            $ 690.00       $ 8,280.00
---------------------
98     KS    BANK    Vericash System                          Various             Various            $ 590.00      $ 57,820.00
---------------------
50     CM/KS BANK    Misc Encoders                            Various             Various            $ 150.00       $ 7,500.00
---------------------
12900  CM/KS PC      Patch Cords                              Various             Various              $ 1.00      $ 12,900.00
---------------------
400    CM/KS ISP     Switches/Hubs                            Various             Various             $ 30.00      $ 12,000.00
---------------------
176    KS    RX      Pharm Safe Sys                           Various             Various             $ 90.00      $ 15,840.00
---------------------
46     CM/KS POS     Radiant                                  Various             Various            $ 100.00       $ 4,600.00
---------------------
352    CM/KS ISP     Access Point                             Various             Various             $ 30.00      $ 10,560.00
---------------------
106    CM/KS POS     Wireless Card                            Various             Various             $ 30.00       $ 3,180.00
---------------------
1243   CM/KS POS     Wireless hand scanners                   Symbol              LS4071              $ 55.00      $ 68,365.00
---------------------
85     CM/KS POS     E-Funds Check equipment                  Magtek/Verifone                         $ 30.00       $ 2,550.00
---------------------
24     CM/KS POS     Wireless cards for Scales                Cisco Mdl 350
                                                              wireless card                           $ 40.00         $ 960.00 ****
---------------------
98     KS    POS     Bakery PC                                                                       $ 130.00      $ 12,740.00 ****
---------------------
138    KS/CM ISP     Monitor only                             Generic         15 inch  Color Monitor  $ 50.00       $ 6,900.00
---------------------
                                                              Peripheral Equipment subtotal                       $ 898,960.00

                                                              Total Annual Contract Fee                         $ 1,985,360.00
                                                              Monthly per store rate                                 $1,199.00



* Weather and traffic conditions permitting. Remote City Market stores may require longer response times.
     Please note: Pricing is based on a whole package. If any part of the package is removed,except for individual line items or ISP items) pricing on all items will be reviewed.
**** Not currently covered.